UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2018

1895 BANCORP OF WISCONSIN, INC.

(Exact Name of Registrant as Specified in Charter)

Federal	333-227223	Pending
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 West Edgerton Avenue	53220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (414) 421-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On November 6, 2018, 1895 Bancorp of Wisconsin, Inc. (the “Company”), PyraMax Bank, FSB and 1895 Bancorp of Wisconsin, MHC entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of the Company’s common stock during its minority stock offering.

For its services as financial advisor in the Company’s subscription and community offering, KBW has received a $25,000 management fee and will receive an additional success fee of $290,000 upon the completion of the offering. In addition, KBW, will receive a fee of $25,000 for records agent services, as well as reimbursement for out-of-pocket expenses and legal expenses related to its financial advisor and records agent services. If the Company conducts a syndicated community offering, the Company will pay KBW a fee of 6.0% of the aggregate purchase price of all shares of common stock sold in the syndicated community offering.

The Company’s common stock is being offered pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-227223), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 6, 2018.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated November 6, 2018, by and among the Company, PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, MHC and KBW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1895 BANCORP OF WISCONSIN, INC.

DATE: November 7, 2018	By:	/s/ Richard B. Hurd
Richard B. Hurd President and Chief Executive Officer